April 17, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$3,788,000
Capped Return Enhanced Notes, with Potential Buffer
Adjustment, Linked to the S&P 500® Index due February 28,
2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a return of 1.25 times any appreciation of the S&P 500® Index, which we refer to as the Index, up to a maximum return of 70.00%, at maturity.
• Investors should be willing to forgo interest and dividend payments and be willing to lose some or all of their principal amount at maturity.
• The Buffer Amount will initially be 25.00%, but may be reduced to as low as 0.00% based on the best performance of the
Index with respect to the Buffer Review Dates, which increases the risk that investors will lose some or all of their principal amount at maturity. Investors will not participate in any appreciation of the Index on any Buffer Review Date.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on April 17, 2025 (the “Pricing Date”) and are expected to settle on or about April 23, 2025. The Strike
Value has been determined by reference to the closing level of the Index on April 11, 2025 and not by reference to the closing level of the Index on the Pricing Date.
• CUSIP: 48136DMX2
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$7.50
$992.50
Total
$3,788,000
$28,410
$3,759,590
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $7.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $971.80 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The S&P 500® Index (Bloomberg ticker: SPX)
Maximum Return: 70.00% (corresponding to a maximum
payment at maturity of $1,700.00 per $1,000 principal amount note)
Upside Leverage Factor: 1.25
Buffer Amount: 25.00% – Buffer Adjustment. The Buffer
Amount may be as low as 0.00%.
Buffer Adjustment: The highest of the Index Returns with
respect to the Buffer Review Dates, provided that the Buffer
Adjustment will not be less than 0.00% or greater than 25.00%
Strike Date: April 11, 2025
Pricing Date: April 17, 2025
Original Issue Date (Settlement Date): On or about April 23,
2025
Buffer Review Dates*: April 13, 2026, April 12, 2027, April 11,
2028 and April 11, 2029
Observation Date*: February 25, 2030
Maturity Date*: February 28, 2030
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying —
Notes Linked to a Single Underlying (Other Than a Commodity
Index)” and “General Terms of Notes — Postponement of a
Payment Date” in the accompanying product supplement
Payment at Maturity:
If the Final Value with respect to the Observation Date is
greater than the Strike Value, your payment at maturity per
$1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Index Return with respect to the
Observation Date × Upside Leverage Factor), subject to the
Maximum Return
If the Final Value with respect to the Observation Date is equal to the Strike Value or is less than the Strike Value by up to the
Buffer Amount, you will receive the principal amount of your notes at maturity.
If the Buffer Amount is reset to 0.00%, there will be no buffer against any decline of the Index with respect to the Observation
Date. Under these circumstances, if the Final Value with
respect to the Observation Date is less than the Strike Value, you will lose some or all of your principal amount at maturity.
If the Final Value with respect to the Observation Date is less than the Strike Value by more than the Buffer Amount, your
payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Index Return with respect to the
Observation Date + Buffer Amount)]
If the Final Value with respect to the Observation Date is less than the Strike Value by more than the Buffer Amount, you will lose some or all of your principal amount at maturity.
Index Return: With respect to each of the Buffer Review Dates and the Observation Date,
(Final Value – Strike Value)
Strike Value
Strike Value: The closing level of the Index on the Strike Date, which was 5,363.36. The Strike Value is not the closing
level of the Index on the Pricing Date.
Final Value: With respect to each of the Buffer Review Dates and the Observation Date, the closing level of the Index on that date

PS-2 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Supplemental Terms of the Notes
Any values of the Index, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

PS-3 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Hypothetical Payout Profile
The following tables and graphs illustrate the hypothetical total return and payment at maturity on the notes linked to a hypothetical
Index. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000.
The hypothetical Strike Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value.
The actual Strike Value is the closing level of the Index on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.
Maximum Buffer Amount Scenario:
The hypothetical total returns and payments set forth below assume the following:
• a Strike Value of 100.00;
• a Maximum Return of 70.00%;
• an Upside Leverage Factor of 1.25; and
• a Buffer Amount of 25.00% (equal to the initial (maximum) Buffer Amount).
Final Value
Index Return
Total Return on the Notes
Payment at Maturity
220.00
120.00%
70.00%
$1,700.00
200.00
100.00%
70.00%
$1,700.00
180.00
80.00%
70.00%
$1,700.00
170.00
70.00%
70.00%
$1,700.00
165.00
65.00%
70.00%
$1,700.00
156.00
56.00%
70.00%
$1,700.00
150.00
50.00%
62.50%
$1,625.00
140.00
40.00%
50.00%
$1,500.00
130.00
30.00%
37.50%
$1,375.00
120.00
20.00%
25.00%
$1,250.00
110.00
10.00%
12.50%
$1,125.00
105.00
5.00%
6.25%
$1,062.50
101.00
1.00%
1.25%
$1,012.50
100.00
0.00%
0.00%
$1,000.00
95.00
-5.00%
0.00%
$1,000.00
90.00
-10.00%
0.00%
$1,000.00
80.00
-20.00%
0.00%
$1,000.00
75.00
-25.00%
0.00%
$1,000.00
70.00
-30.00%
-5.00%
$950.00
60.00
-40.00%
-15.00%
$850.00
50.00
-50.00%
-25.00%
$750.00
40.00
-60.00%
-35.00%
$650.00
30.00
-70.00%
-45.00%
$550.00
20.00
-80.00%
-55.00%
$450.00
10.00
-90.00%
-65.00%
$350.00
0.00
-100.00%
-75.00%
$250.00

PS-4 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Index Returns with respect to the
Observation Date, assuming a Buffer Amount of 25.00%. Under these circumstances, there can be no assurance that the performance of the Index will result in the return of any of your principal amount in excess of $250.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

PS-5 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Minimum Buffer Amount Scenario:
The hypothetical total returns and payments set forth below assume the following:
• a Strike Value of 100.00;
• a Maximum Return of 70.00%;
• an Upside Leverage Factor of 1.25; and
• a Buffer Amount of 0.00% (equal to the minimum Buffer Amount).
Final Value
Index Return
Total Return on the Notes
Payment at Maturity
220.00
120.00%
70.00%
$1,700.00
200.00
100.00%
70.00%
$1,700.00
180.00
80.00%
70.00%
$1,700.00
170.00
70.00%
70.00%
$1,700.00
165.00
65.00%
70.00%
$1,700.00
156.00
56.00%
70.00%
$1,700.00
150.00
50.00%
62.50%
$1,625.00
140.00
40.00%
50.00%
$1,500.00
130.00
30.00%
37.50%
$1,375.00
120.00
20.00%
25.00%
$1,250.00
110.00
10.00%
12.50%
$1,125.00
105.00
5.00%
6.25%
$1,062.50
101.00
1.00%
1.25%
$1,012.50
100.00
0.00%
0.00%
$1,000.00
95.00
-5.00%
-5.00%
$950.00
90.00
-10.00%
-10.00%
$900.00
80.00
-20.00%
-20.00%
$800.00
70.00
-30.00%
-30.00%
$700.00
60.00
-40.00%
-40.00%
$600.00
50.00
-50.00%
-50.00%
$500.00
40.00
-60.00%
-60.00%
$400.00
30.00
-70.00%
-70.00%
$300.00
20.00
-80.00%
-80.00%
$200.00
10.00
-90.00%
-90.00%
$100.00
0.00
-100.00%
-100.00%
$0.00
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Index Returns with respect to the
Observation Date, assuming a Buffer Amount of 0.00%. Under these circumstances, there can be no assurance that the performance of the Index will result in the return of any of your principal amount.

PS-6 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
How the Notes Work
Upside Scenario:
If the Final Value with respect to the Observation Date is greater than the Strike Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Index Return with respect to the Observation Date times the Upside Leverage Factor of
1.25, up to the Maximum Return of 70.00%. An investor will realize the maximum payment at maturity at a Final Value of 156.00% or more of the Strike Value.
• If the closing level of the Index with respect to the Observation Date increases 5.00%, investors will receive at maturity a return equal to 6.25%, or $1,062.50 per $1,000 principal amount note.
• If the closing level of the Index increases 100.00%, investors will receive at maturity a return equal to the 70.00% Maximum Return, or $1,700.00 per $1,000 principal amount note, which is the maximum payment at maturity.
Par Scenario:
If the Final Value with respect to the Observation Date is equal to the Strike Value or is less than the Strike Value by up to the Buffer
Amount, investors will receive at maturity the principal amount of their notes.
If the Buffer Amount is reset to 0.00%, investors will receive at maturity the principal amount of their notes only if the Final Value with respect to the Observation Date is equal to the Strike Value.
Downside Scenario:
If the Final Value with respect to the Observation Date is less than the Strike Value by more than the Buffer Amount, investors will lose
1% of the principal amount of their notes for every 1% that the Final Value is less than the Strike Value by more than the Buffer
Amount.
• For example, assuming a Buffer Amount with respect to the Observation Date of 25.00%, if the closing level of the Index with respect to the Observation Date declines 60.00%, investors will lose 35.00% of their principal amount and receive only $650.00 per
$1,000 principal amount note at maturity, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 25.00%)] = $650.00
• For example, assuming a Buffer Amount with respect to the Observation Date of 0.00%, if the closing level of the Index declines
60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-7 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
How the Buffer Amount Is Determined
The Buffer Amount is initially equal to 25.00%, but is subject to decrease by a percentage equal to the Buffer Adjustment. The Buffer
Adjustment is equal to the highest of the Index Returns with respect to the Buffer Review Dates, provided that the Buffer Adjustment will not be less than 0.00% or greater than 25.00%. Accordingly, the Buffer Amount will be between 0.00% and 25.00%.
The following examples illustrate how the Buffer Amount is determined, assuming a Strike Value of 100.00.
The hypothetical Strike Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value.
The actual Strike Value is the closing level of the Index on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical Buffer Amount set forth below is for illustrative purposes only and may not be the actual Buffer Amount applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — The Buffer Amount is less than the initial Buffer Amount but greater than the minimum Buffer Amount.
Date
Closing Level of Index with Respect to
Applicable Buffer Review Date
Index Return with Respect to Applicable
Buffer Review Date
First Buffer Review Date
110.00
10.00%
Second Buffer Review Date
115.00
15.00%
Third Buffer Review Date
105.00
5.00%
Final Buffer Review Date
90.00
-10.00%
Buffer Adjustment
15.00%
Buffer Amount
10.00%
Because the highest of the Index Returns with respect to the Buffer Review Dates is 15.00%, the Buffer Adjustment is 15.00%.
Accordingly, the Buffer Amount is equal to 10.00% (25.00% – 15.00%).
Example 2 — The Buffer Amount is equal to the minimum Buffer Amount.
Date
Closing Level of Index with Respect to
Applicable Buffer Review Date
Index Return with Respect to Applicable
Buffer Review Date
First Buffer Review Date
110.00
10.00%
Second Buffer Review Date
90.00
-10.00%
Third Buffer Review Date
80.00
-20.00%
Final Buffer Review Date
150.00
50.00%
Buffer Adjustment
25.00%
Buffer Amount
0.00%
Because the highest of the Index Returns with respect to the Buffer Review Dates is 50.00% and the Buffer Adjustment may not be
greater than 25.00%, the Buffer Adjustment is 25.00%. Accordingly, the Buffer Amount is equal to 0.00% (25.00% – 25.00%).
Example 3 — The Buffer Amount is equal to the initial Buffer Amount.
Date
Closing Level of Index with Respect to
Applicable Buffer Review Date
Index Return with Respect to Applicable
Buffer Review Date
First Buffer Review Date
80.00
-20.00%
Second Buffer Review Date
70.00
-30.00%
Third Buffer Review Date
60.00
-40.00%
Final Buffer Review Date
50.00
-50.00%
Buffer Adjustment
0.00%
Buffer Amount
25.00%
Because the highest of the Index Returns with respect to the Buffer Review Dates is -20.00% and the Buffer Adjustment may not be
less than 0.00%, the Buffer Adjustment is 0.00%. Accordingly, the Buffer Amount is equal to 25.00% (25.00% – 0.00%).

PS-8 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value with respect to the Observation Date is less than the Strike
Value by more than the Buffer Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value with respect to the Observation Date is less than the Strike Value by more than the Buffer Amount. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE MAXIMUM RETURN,
regardless of the appreciation of the Index, which may be significant.
• THE BUFFER AMOUNT WILL NOT BE DETERMINED UNTIL AFTER THE FINAL BUFFER REVIEW DATE AND MAY BE
LOWER THAN THE INITIAL BUFFER AMOUNT —
The Buffer Amount will initially be 25.00%, but may be reduced to as low as 0.00% if the highest of the Index Returns with respect to the Buffer Review Dates is positive. As a result, any appreciation of the Index on any Buffer Review Date may negatively affect your payment at maturity by reducing the Buffer Amount, even though you will not participate in any such appreciation. If the
Buffer Amount is reduced, a smaller decline in the Index as of the Observation Date will cause you to lose some or all of our principal amount at maturity than if the Buffer Amount were not reduced. Accordingly, under these circumstances, you will be more likely to lose some or all of your principal amount at maturity. In addition, if the Buffer Amount is reset to 0.00%, there will be no buffer against any decline of the Index with respect to the Observation Date. Under these circumstances, if the Final Value with respect to the Observation Date is less than the Strike Value, you will lose some or all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-9 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —

PS-10 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the Index.

PS-11 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
The Index
The Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from
January 3, 2020 through April 11, 2025. The closing level of the Index on April 15, 2025 was 5,396.63. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Buffer Review Date or the Observation Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the
U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

PS-12 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by

PS-13 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

PS-14 | Structured Investments
Capped Return Enhanced Notes, with Potential Buffer Adjustment, Linked to the S&P 500® Index
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.